UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 27, 2016

Corning Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

New York	1-3247	16-0393470
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Riverfront Plaza, Corning, New York		14831
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	607-974-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 8.01 Other Events.

Corning Incorporated ("Corning") is filing this Form 8-K to announce that the Modified Third Amended Plan of Reorganization for Pittsburgh Corning Corporation Dated January 29, 2009 Jointly Proposed by Pittsburgh Corning Corporation ("PCC"), The Official Committee of Asbestos Creditors and The Future Claimants’ Representative, as amended (the "Amended Plan"), including its asbestos channeling injunction, became effective on April 27, 2016. The Amended Plan also created the Pittsburgh Corning Corporation Asbestos Personal Injury Settlement Trust (the "Trust") to resolve channeled asbestos claims. The Amended Plan was confirmed by the United States Bankruptcy Court for the Western District of Pennsylvania in May 2013, and finally confirmed by the Bankruptcy Court in November 2013. In September 2014, the U.S. District Court for the Western District of Pennsylvania affirmed confirmation of the Amended Plan, and all remaining legal challenges to the Amended Plan were withdrawn in January 2016.

Under the Amended Plan, Corning is required to contribute its equity interests in PCC and Pittsburgh Corning Europe N.V. ("PCE"), a Belgian corporation. Corning is required to make these equity contributions to the Trust by early June. At March 31, 2016, the fair value of $237 million of Corning's interest in PCE significantly exceeded its carrying value of $159 million. The Amended Plan also requires Corning to contribute $290 million in a fixed series of payments, recorded at present value, as follows: (1) one payment of $70 million one year from the date the Amended Plan becomes effective and certain conditions are met; and (2) five additional payments of $35 million, $50 million, $35 million, $50 million, and $50 million, respectively, on each of the five subsequent anniversaries of the first payment, the final payment of which is subject to reduction based on the application of credits under certain circumstances. These future payments may be prepaid at any time at a discount rate of 5.5 percent per annum as of the prepayment date. Corning also has the option to use its common stock rather than cash to make these payments, but the liability is fixed by dollar value and not the number of shares.

Corning’s funding obligations will be applied against a previously established reserve of approximately $527 million (pre-tax). Under the Amended Plan, all current and future personal injury claims against Corning relating to exposure to asbestos-containing products manufactured, distributed or sold by PCC will be channeled to the Trust for resolution. Corning relinquished its claim for reimbursement of its payments and contributions under the Amended Plan from the insurance carriers involved in the bankruptcy proceeding.

Additional information about the Amended Plan and the Corning’s obligations under the Amended Plan can be found in Corning’s 2015 Annual Report on Form 10-K. Corning and PPG Industries, Inc. were each 50-percent shareholders of PCC, which filed for Chapter 11 bankruptcy protection in 2000. As part of the Amended Plan, those shares of PCC were cancelled, and the Trust became the sole shareholder of the reorganized PCC.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Corning Incorporated

April 27, 2016	By:	/s/ Linda E. Jolly

Name: Linda E. Jolly
Title: Vice President and Corporate Secretary